Exhibit (g)(4)

                               EXTENSION AGREEMENT


     THIS AGREEMENT is made as of August 31, 2000 by and between the entities listed on Appendix I hereto (the "Funds") and INVESTORS BANK & TRUST COMPANY, a Massachusetts chartered trust company ("Investors Bank").

     WHEREAS, the Funds and Investors Bank have in effect certain agreements between them; and

     WHEREAS, the Funds and Investors Bank desire to extend such agreements for an additional term of five years;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in such agreements, it is agreed between the respective parties hereto as follows:

     1. The Financial Reporting Services Agreement dated as of November 1, 1996 between certain Funds and Investors Bank is hereby extended for five years and will terminate on August 31, 2005, unless terminated on an earlier date pursuant to such Agreement.

     2. The Master Custodian Agreement, as amended October 23, 1995 and December 21, 1998, between the Eaton Vance Group of Funds and Investors Bank is hereby extended for five years and will terminate on August 31, 2005, unless terminated on an earlier date pursuant to such Agreement.

     3. The Master Custodian Agreement, as amended October 23, 1995 and December 21, 1998, between the Eaton Vance Hub Portfolios and Investors Bank is hereby extended for five years and will terminate on August 31, 2005, unless terminated on an earlier date pursuant to such Agreement.

     4. Each Agreement is further amended as follows:

          a. The address of the Funds for notice purposes shall be: Eaton Vance Management, 255 State Street, Boston, MA 02110, Attention: James L. O'Connor, Treasurer.

          b. The address of Investors Bank for notice purposes shall be: 200 Clarendon Street, Boston, MA 02116, Attention: Michael Rogers.

          c. Investors Bank agrees effective July 1, 2001 that nonpublic customer information (as defined in Regulation S-P) of customers of the Funds shall not be disclosed to any third party for any purpose without the written consent of the Funds, unless permitted by exceptions 248.14 or
     248.15 of such Regulation (including any amendments thereto).

          d. This Extension Agreement and the above agreements incorporated by reference herein cannot be amended except in writing by all affected parties.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

INVESTORS BANK & TRUST COMPANY                  FUNDS LISTED ON APPENDIX I


By:     /s/ Michael Roegers                     By:     /s/ James L. O'Connor
        ------------------------------                  ------------------------
        Michael Rogers                                  James L. O'Connor
        Executive Vice President                        Treasurer

                                                                      APPENDIX I

                      FUND PARTIES TO AGREEMENTS REFERENCED
                              IN PARAGRAPHS 1 AND 2
                              ---------------------

Eaton Vance Advisers Senior-Floating-Rate Fund               Eaton Vance Mutual Funds Trust
Eaton Vance California Municipal Income Trust                Eaton Vance New Jersey Municipal Income Trust
Eaton Vance Florida Municipal Income Trust                   Eaton Vance New York Municipal Income Trust
Eaton Vance Growth Trust                                     Eaton Vance Ohio Municipal Income Trust
Eaton Vance Income Fund of Boston                            Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Institutional Senior Floating-Rate Fund          Eaton Vance Prime Rate Reserves
Eaton Vance Investment Trust                                 Eaton Vance Senior Income Trust
Eaton Vance Massachusetts Municipal Income Trust             Eaton Vance Series Trust
Eaton Vance Michigan Municipal Income Trust                  Eaton Vance Special Investment Trust
Eaton Vance Municipal Income Trust                           Eaton Vance Variable Trust
Eaton Vance Municipals Trust                                 EV Classic Senior Floating-Rate Fund
Eaton Vance Municipals Trust II                              Eaton Vance Medallion Funds Ltd.


                      FUND PARTIES TO AGREEMENT REFERENCED
                              IN PARAGRAPHS 1 AND 3
                              ---------------------

Alabama Municipals Portfolio                                 Michigan Municipals Portfolio
Arizona Municipals Portfolio                                 Minnesota Municipals Portfolio
Arkansas Municipals Portfolio                                Mississippi Municipals Portfolio
Asian Small Companies Portfolio                              Missouri Municipals Portfolio
California Limited Maturity Municipals Portfolio             National Limited Maturity Municipals Portfolio
California Municipals Portfolio                              National Municipals Portfolio
Capital Appreciation Portfolio                               New Jersey Limited Maturity Municipals Portfolio
Capital Growth Portfolio                                     New Jersey Municipals Portfolio
Cash Management Portfolio                                    New York Limited Maturity Municipals Portfolio
Colorado Municipals Portfolio                                New York Municipals Portfolio
Connecticut Municipals Portfolio                             North Carolina Municipals Portfolio
Emerging Markets Portfolio                                   Ohio Limited Maturity Municipals Portfolio
Floating Rate Portfolio                                      Ohio Municipals Portfolio
Florida Insured Municipals Portfolio                         Oregon Municipals Portfolio
Florida Limited Maturity Municipals Portfolio                Pennsylvania Limited Maturity Municipals Portfolio
Florida Municipals Portfolio                                 Pennsylvania Municipals Portfolio
Georgia Municipals Portfolio                                 Rhode Island Municipals Portfolio
Government Obligations Portfolio                             Senior Debt Portfolio
Greater China Growth Portfolio                               Small Company Growth Portfolio
Growth Portfolio                                             South Asia Portfolio
Growth & Income Portfolio                                    South Carolina Municipals Portfolio
Hawaii Municipals Portfolio                                  Special Equities Portfolio
High Income Portfolio                                        Strategic Income Portfolio
High Yield Municipals Portfolio                              Tax-Managed Emerging Growth Portfolio
Information Age Portfolio                                    Tax-Managed Growth Portfolio
Investment Grade Income Portfolio                            Tax-Managed International Growth Portfolio
Kansas Municipals Portfolio                                  Tennessee Municipals Portfolio
Kentucky Municipals Portfolio                                Texas Municipals Portfolio
Louisiana Municipals Portfolio                               Utilities Portfolio
Maryland Municipals Portfolio                                Virginia Municipals Portfolio
Massachusetts Limited Maturity Municipals Portfolio          West Virginia Municipals Portfolio
Massachusetts Municipals Portfolio                           Worldwide Health Sciences Portfolio